                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                          AMX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

July 25, 1996

To Our Shareholders:

    We are pleased to invite you to attend AMX Corporation's Annual Meeting, which will be held at the Sheraton Park Central Hotel, LBJ Freeway and Coit Road, 12720 Merit Drive, Dallas, Texas 75251 at 10:00 a.m. on August 16, 1996. The doors will open at 9:00 a.m.

    The matters to be acted on at the meeting are described in the Proxy Statement. We hope that you will be able to attend the meeting. However, whether or not you attend, it is important that you vote. Please mark, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

    The Board of Directors and the management team look forward to seeing you at the meeting.

                                          Sincerely,

                                          [SIGNATURE OF SCOTT D. MILLER APPEARS
                                          HERE]

                                          SCOTT D. MILLER
                                          CHAIRMAN OF THE BOARD

                                AMX CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 25, 1996

To the Shareholders of AMX Corporation:

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of AMX Corporation, a Texas corporation (the "Company"), will be held on August 16, 1996, at 10:00 a.m. at the Sheraton Park Central Hotel, LBJ Freeway and Coit Road, 12720 Merit Drive, Dallas, Texas 75251 for the following purposes:

     1. To elect directors to serve for the following year and until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Shareholders of record at the close of business on July 16, 1996 are entitled to notice of and to vote at the meeting. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company's offices at 11995 Forestgate, Dallas, Texas 75243 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

    Please   advise  the  Company's   Transfer  Agent,  ChaseMellon  Shareholder
Services, 2323 Bryan Street, Suite 2300, Dallas, Texas 75201 of any change in your address.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF PETER D. YORK APPEARS
                                          HERE]

                                          PETER D. YORK
                                          SECRETARY

Dallas, Texas
July 25, 1996

                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 16, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of AMX Corporation (the "Company" or "AMX") for the Annual Meeting of Shareholders to be held on August 16, 1996, at 10:00 a.m. at the Sheraton Park Central Hotel, LBJ Freeway and Coit Road, 12720 Merit Drive, Dallas, Texas 75251, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

    This proxy statement and the enclosed proxy card are being sent beginning approximately July 26, 1996, to all shareholders entitled to vote at the meeting. The Company's annual report for the fiscal year ended March 31, 1996 is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

RECORD DATE; OUTSTANDING SHARES

    Only shareholders of record at the close of business on July 16, 1996 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 7,794,730 shares of common stock, par value $.01 per share (the "Common Stock"). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors -- Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

    The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

    Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Each shareholder will be entitled to vote for seven nominees in the election of directors, and the seven nominees with the greatest number of votes will be elected. There are no cumulative voting rights.

    The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or by telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company, addressed to Peter D. York, Secretary, AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243, no later than March 28, 1997 so that they may be included in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    With respect to business to be brought before the Annual Meeting to be held on August 16, 1996, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    A Board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

VOTE REQUIRED

    The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

    The names and certain information about the nominees for directors are set forth below:

      NAME OF NOMINEE           AGE     POSITIONS/PRINCIPAL OCCUPATION              DIRECTOR SINCE
- ---------------------------     ---     ------------------------------------------  ---------------
Scott D. Miller                 43      Chairman of the Board and                        1982
                                         Director
Joe Hardt                       41      President and Director                           1995
Peter D. York                   53      Senior Vice President, Secretary                 1995
                                         and Director
Thomas S. Roberts (1)           33      General Partner in Venture                       1995
                                         Capital Fund
Harvey B. Cash (1)              56      General Partner in Venture                       1995
                                         Capital Fund
S. Wayne Bazzle (2)             60      Chairman and Chief Executive                     1996
                                         Officer HealthCor, Inc.
F.H. (Dick) Moeller (2)         51      Chairman and Chief Exective                      1996
                                         Officer VTEL Corporation

- ------------------------

(1) Members of the Compensation Committee.

(2) Members of the Audit Committee.

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

NOMINEES

    SCOTT D. MILLER, Chairman of the Board and a co-founder of the Company, served as President, Chief Executive Officer and a director of the Company since its inception in 1982 until September 1995, when he relinquished his positions as President and Chief Executive Officer. Prior to joining the Company, Mr. Miller served as Regional Services Manager of Linear Corporation and National Sales Manager of Pavco Electronics. Mr. Miller also served in the U.S. Air Force.

    JOE HARDT, President, served as Chief Operating Officer of the Company from 1993 to September 1995, and has been a director since March 1995. In September 1995, Mr. Hardt was elected President of the Company, a position which includes the duties of chief executive officer. Prior to joining the Company, Mr. Hardt was an attorney in private practice in Dallas, Texas from 1980 to 1993. In 1986, he was one of the founding shareholders of Munsch Hardt Kopf Harr & Dinan, P.C. where he was a practicing attorney until 1993, and he served as the firm's President from April 1986 to April 1989. Mr. Hardt holds a B.A. in English from Centenary College of Louisiana and a J.D. from the University of Texas School of Law.

    PETER D. YORK, Senior Vice President, has served in that capacity for the Company since 1992, has served as Secretary since August 1, 1995, and has been a director since March 1995. Mr. York joined the Company in 1991 upon the acquisition by the Company of York Controls, Inc. Mr. York founded York Controls, Inc. in 1978 and served as its President and Chief Executive Officer until its acquisition by the Company.

    THOMAS S. ROBERTS has served as a director of the Company since March 1995. Mr. Roberts currently serves as general partner in various venture capital funds affiliated with Summit Partners, a venture capital firm, where he has been employed since 1989. He currently serves on the Board of Directors of Catalyst International, Inc., a software company, and PowerCerv Corporation, a software company. Mr. Roberts also serves on the Board of Directors of several privately-held companies that are involved in software development and related industries. Mr. Roberts holds a B.A. in Economics from Princeton University and an M.B.A. from Harvard University.

    HARVEY B. CASH has served as a director of the Company since March 1995. Mr. Cash has served as general or limited partner in various venture capital funds affiliated with InterWest Partners, a venture capital firm, since 1985. He is Chairman of the Board of Cyrix Corporation, a microprocessor company and currently serves on the Board of Directors of ProNet, Inc., a paging company; Aurora Electronics, Inc., a distributor of recycled integrated circuit boards and computer components; BenchMarq Microelectronics, Inc., a developer of chips and chipsets for portable electronic devices; Heritage Media Corporation, an owner and operator of radio and television stations; and i2 Technologies, Inc., a provider of supply chain management software. Mr. Cash holds a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University.

    S. WAYNE BAZZLE has served as a director of the Company since January 19, 1996. Mr. Bazzle has served as Chief Executive Officer and Chairman of the Board of HealthCor Holdings, Inc. (or predecessors), a home health services provider, since 1984. Mr. Bazzle served as President and Chief Executive Officer of Drum Financial Corporation, a financial services company, from 1976 to 1981. Mr. Bazzle holds a B.A. from the University of Virginia and a Masters Degree from the University of Richmond.

    F.H. (DICK) MOELLER has served as a director of the Company since January 19, 1996. Mr. Moeller has served as Chief Executive Officer, President and director of VTEL Corporation ("VTEL"), a designer, manufacturer and marketer of multi-media conferencing systems, since October 1989 and became Chairman of the Board of VTEL in March 1992. From May 1982 to October 1989, he served as the founder and President of Profit Master Computer Systems, Inc., a computer software firm specializing in real-time financial management systems for point-of-sale applications. Prior to founding such firm, Mr. Moeller spent 12 years with Texas Instruments Incorporated during which he held a variety of management positions, most recently serving as Advanced Systems Manager of its Computer Systems Division. Mr. Moeller is also a director of Accord Telecommunications, Ltd. (Israel).

OTHER EXECUTIVE OFFICER

    DAVID E. CHISUM, 40, has served as the Chief Financial Officer and Treasurer of the Company since May 31, 1996. Billie I. Williamson, the former Chief Financial Officer of the Company since 1993, resigned from her position as Chief Financial Officer effective as of May 31, 1996. Prior to joining the Company, Mr. Chisum served as Chief Financial Officer for Superior Air Parts, Inc., a manufacturer and distributor of replacement parts for piston-based aircraft, from January 1996 to May 1996, and he served as Vice President -- Planning & Business Development for Connectware, Inc., a wholly-owned subsidiary of AMP, Incorporated, a manufacturer of hardware and software products for the multi-media market, from January 1995 to January 1996. From 1984 to 1995, he served as Chief Financial Officer of Piper Industries of Texas, Inc., a manufacturer of plastic transport containers. Mr. Chisum holds a B.B.A. from Baylor University and was granted a CPA certificate by the State of Texas in 1978.

    The current directors (except for Messrs. Bazzle and Moeller) were elected pursuant to a Shareholders' Agreement (the "Shareholders' Agreement") entered into among the Company, several members of management and several venture capital funds in connection with an investment in the Company by the venture capital funds. The parties to the Shareholders' Agreement agreed to vote all shares owned by them for election of directors designated in accordance with the Shareholders' Agreement. Such arrangement terminated upon the consummation of the Company's initial public offering in November 1995.

    Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company's Board of Directors is currently composed of seven directors and the officers serve at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 1, 1996, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the executive officers of the Company named in the table under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise described above in "Vote Required," the Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

                                                                                SHARES OF COMMON STOCK
                                                                                BENEFICIALLY OWNED(1)
                                                                               ------------------------
                                                                                            PERCENTAGE
5% BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS                           NUMBER      OWNERSHIP
- -----------------------------------------------------------------------------  -----------  -----------
Summit Partners(2)...........................................................    1,169,076        15.1%
    600 Atlantic Avenue
    Suite 2800
    Boston, Massachusetts 02210-2227
InterWest Partners(3)........................................................    1,066,900        13.7%
    13355 Noel Road
    Suite 1375, LB #65
    Dallas, Texas 75240
TA Associates(4).............................................................    1,056,926        13.6%
    125 High Street
    Boston, Massachusetts 02110
Essex Investment Management Company(5).......................................      600,550         7.7%
    125 High Street
    Boston, Massachusetts 02110
Thomas S. Roberts(2).........................................................    1,174,076        15.1%
    c/o Summit Partners
    600 Atlantic Avenue
    Suite 2800
    Boston, Massachusetts 02210-2227
Harvey B. Cash(3)............................................................    1,071,900        13.8%
    c/o InterWest Partners
    13355 Noel Road
    Suite 1375, LB #65
    Dallas, Texas 75240
S. Wayne Bazzle(6)...........................................................        5,000       *
F.H. (Dick) Moeller(7).......................................................        5,000       *
Scott D. Miller..............................................................    1,108,000        14.3%
Peter D. York(8).............................................................      572,984         7.3%
Joe Hardt(9).................................................................      391,016         4.8%
All directors and executive officers as a group
 (seven persons)(2)(3)(10)...................................................    4,327,976        52.9%

- ------------------------
*   Less than 1%

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Securities and Exchange Commission (the "SEC") by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of June 1, 1996 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address of each executive officer of the Company who owns beneficially more than five percent (5%) of the outstanding shares of Common Stock is as follows: c/o AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243.

(2) Consists of 982,020, 163,674 and 23,382 shares of Common Stock held of record by Summit Ventures III, L.P., Summit Subordinated Debt Fund, L.P., and Summit Investors II, L.P., respectively, all of which are part of an affiliated group of investment partnerships referred to, collectively, as Summit Partners. Summit Partners SD, L.P. is a general partner of Summit Subordinated Debt Fund, L.P. Summit Partners III, L.P. is a General Partner of Summit Ventures III, L.P. Stamps Woodsum & Co. III is a general partner of Summit Partners III, L.P. and Summit Partners SD, L.P. Thomas S. Roberts is a director of the Company and is a general partner of Stamps Woodsum & Co. III and a general partner of Summit Investors II, L.P. Except to the extent of his pecuniary interest in the funds, he disclaims beneficial ownership of the 1,169,076 shares of Common Stock owned by Summit Partners. The shares listed as being beneficially owned by Mr. Roberts also include 5,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Roberts under the Company's 1995 Nonemployee Director Plan upon his election to the Board of Directors. See "Compensation Plans -- 1995 Director Stock Option Plan."

(3) Consists of 1,060,242 and 6,658 shares of Common Stock held of record by InterWest Partners V, L.P. and InterWest Investors V, respectively, both of which are part of an affiliated group of investment partnerships referred to, collectively, as InterWest Partners. InterWest Management Partners V, L.P. is the general partner of InterWest Partners V, L.P. and Harvey B. Cash is a general partner of InterWest Investors V and is a limited partner of InterWest Management Partners V, L.P. Harvey B. Cash is a director of the Company. Except to the extent of his pecuniary interest in the funds, Mr. Cash disclaims beneficial ownership of the 1,066,900 shares of Common Stock owned by InterWest Partners. The shares listed as being beneficially owned by Mr. Cash also include 5,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Cash under the Company's 1995 Nonemployee Director Plan upon his election to the Board of Directors. See "Compensation Plans -- 1995 Director Stock Option Plan."

(4) Consists  of 720,308,  186,536, 72,030, 67,248  and 10,804  shares of Common
    Stock held of  record by  Advent VII L.P.,  Advent Atlantic  and Pacific  II
    L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership, respectively, all of which are part of an affiliated group of investment partnerships referred to, collectively, as TA Associates. TA Associates VII L.P. is the general partner of Advent VII L.P., and TA Associates AAP II Partners is the general partner of Advent Atlantic and Pacific II L.P. TA Associates VI L.P. is the general partner of Advent New York L.P. and of Advent Industrial II L.P. TA Associates, Inc. is the general partner of TA Associates VII L.P., TA Associates AAP II Partners and TA Associates VI L.P. In such capacity, TA Associates, Inc. exercises voting and investment power with respect to all of the shares of record held by affiliates of TA Associates, with the exception of those shares held by TA Venture Investors Limited Partnership. Several of the general partners of TA Venture Investors Limited Partnership are officers and directors of TA Associates, Inc.

(5) Consists of 470,100 shares of Common Stock over which Essex Investment Management Company has sole dispositive and sole voting power and an additional 130,450 shares of Common Stock over which Essex Investment Management Company has sole dispositive power.

(6) Represents 5,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Bazzle under the Company's 1995 Nonemployee Director Plan upon his election to the Board of Directors. See "Compensation Plans -- 1995 Director Stock Option Plan."

(7) Represents 5,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Moeller under the Company's Nonemployee Director Plan upon his election to the Board of Directors. See "Compensation Plans -- 1995 Director Stock Option Plan."

(8) Includes 89,864 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 1, 1996.

(9) Includes 316,016 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 1, 1996.

(10) Includes, in addition to an aggregate of 20,000 options granted to the outside directors of the Company, an aggregate of 405,880 shares of Common Stock issuable upon exercise of outstanding options granted to the executive officers of the Company that are presently exercisable or are exercisable within 60 days after June 1, 1996. Does not include 119,792 shares of Common Stock held by Billie I. Williamson, who resigned as Chief Financial Officer of the Company effective May 31, 1996.

    The Shareholders' Agreement entered into in connection with an investment in the Company by several venture capital funds terminated by its own terms upon consummation of the Company's initial public offering; provided, however, that each shareholder who is a party to the Shareholders' Agreement continues to have the right to participate in any sales of Common Stock of the Company made by the other parties to the Shareholders' Agreement at the same price per share and on the same terms and conditions, other than sales of shares made pursuant to a registration statement or any sales made pursuant to Rule 144 or Rule 701 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The co-sale right described above, the exercise of which may result in a change of control of the Company, will terminate on the earlier of (i) March 30, 2005 or (ii) at such time as such venture capital funds own less than 30% of the Common Stock originally acquired by them.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of two meetings during the fiscal year ended March 31, 1996. In addition, the Board of Directors acted seven times by unanimous consent during the fiscal year ended March 31, 1996. During the fiscal year ended March 31, 1996, each director attended at least 75% of the meetings of the Board of Directors (held during the period for which he was a director).

    The Audit Committee, currently consisting of directors S. Wayne Bazzle and F.H. (Dick) Moeller, was appointed in January 1996 and, as a result, did not meet during the last fiscal year. This Committee recommends engagement of the Company's independent auditors and reviews with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel.

    The Compensation Committee, currently consisting of directors Thomas S. Roberts and Harvey B. Cash, was appointed in November 1995 and, as a result, did not meet during the last fiscal year; however, Messrs. Roberts and Cash held a meeting of the Compensation Committee on April 30, 1996. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1993 Stock Option Plan, the 1995 Stock Option Plan and the 1996 Employee Stock Purchase Plan, excluding, however, the 1995 Director Stock Option Plan. See "Compensation Plans" below.

BOARD COMPENSATION

    Currently, the Company's directors do not receive any compensation from serving on the Board of Directors or any Committees but are reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any Committees. However, all nonemployee directors participate in the Company's 1995 Nonemployee Director Plan (as defined below) and will receive non-statutory stock options under the 1995 Nonemployee Director Plan.

    On November 21, 1995, Thomas S. Roberts and Harvey B. Cash, who are both nonemployee directors of the Company, were each granted options to purchase 5,000 shares of Common Stock exercisable at an exercise price of $8.75 per share of Common Stock. In addition, on January 19, 1996, S. Wayne Bazzle and F.H.
(Dick) Moeller, who are both nonemployee directors of the Company, were each granted options to purchase 5,000 shares of Common Stock at an exercise price of $8.25 per share of Common Stock. Options to purchase 5,000 shares of Common Stock will be granted to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, immediately following the Company's annual meeting of shareholders each year, commencing with the Company's Annual Meeting on August 16, 1996, each nonemployee director will automatically be granted options to purchase 2,500 shares of Common Stock. See "Compensation Plans -- 1995 Director Stock Option Plan" below.

REPORT OF THE COMPENSATION COMMITTEE

    The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the fiscal year ended March 31, 1996. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

TO THE BOARD OF DIRECTORS:

    As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

    The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

    (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's compensation program are (i) annual base salaries,
(ii) annual cash bonuses and (iii) equity incentives.

    (2)  To allow  the Company  to attract,  motivate and  retain the management
personnel  necessary  to  the  Company's  success  by  providing  an   executive
compensation program comparable to that offered by similar companies.

    (3) To provide an executive compensation program with incentives linked to the financial performance of the Company. Under such program, incentive compensation for executive officers is linked to the general financial performance of the Company as measured by such items as revenues and income from operations.

    BASE SALARIES. The annual base salaries of the Chairman of the Board, the Chief Executive Officer and the other executive officers of the Company were predetermined pursuant to employment agreements that were entered into by the Company and such individuals prior to the appointment of the Compensation Committee and were negotiated as part of the venture capital investment in the Company that occurred in March 1995 prior to the Company's initial public offering. The Compensation Committee has, however, reviewed such base salaries in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to upward adjustment on the basis of individual and corporate performance.

    ANNUAL AND OTHER BONUSES. The bonuses available to the executive officers, which for the 1996 fiscal year included Scott D. Miller, Joe Hardt, Billie I. Williamson (who resigned effective May 31, 1996) and Peter D. York, are based upon the subjective evaluation of the performance of each individual and are not contingent on the achievement of any specific performance targets. Such bonuses are designed to maximize the shareholder value.

    EQUITY INCENTIVES. Equity incentives, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants. Option awards generally vest in cumulative installments of 25% per year. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

    Equity and cash incentives are not limited to executive officers. Grants of stock options are made to employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for the fiscal year ended March 31, 1996 of the Chairman and Chief Executive Officer of the Company principally consisted of a base salary and an annual bonus. Mr. Miller relinquished his positions as President and Chief Executive Officer in connection with Company's initial public offering and, in September 1995, Mr. Hardt was elected President of the Company, a position which includes the duties of chief executive officer. Messrs. Miller's and Hardt's base salary was established by contract prior to the Company's initial public offering on November 15, 1995, and therefore prior to the formation of the Compensation Committee. On March 31, 1995, Messrs. Miller and Hardt entered into employment agreements that set their base salary for the balance of the fiscal year ended March 31, 1996. Mr. Hardt received other compensation in the fiscal year ended March 31, 1996 in the amount of $1,748 consisting of the Company's matching contributions under the Company's Retirement and Savings Plan (the "401(k) Plan"). Mr. Miller does not participate in the Company's 401(k) Plan. In addition, Messrs. Miller and Hardt each were allocated $6,345 under the AMX Corporation Profit

Sharing Plan (the "Profit Sharing Plan") during the fiscal year ended March  31,
1996.   Messrs.  Miller  and  Hardt  do  not  participate  in  the  Compensation
Committee's decision regarding their compensation.

                                          COMPENSATION COMMITTEE

                                          Thomas S. Roberts
                                          Harvey B. Cash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to the consummation of the Company's initial public offering on November 21, 1995, the Company did not have a Compensation Committee (or other committee of the Board of Directors performing similar functions) and, accordingly, the Board of Directors determined the compensation for the executive officers and other related matters. Prior to the consummation of the Company's initial public offering, Messrs. Miller and Hardt and Ms. Williamson participated in such deliberations of the Board of Directors concerning executive officer compensation. Effective upon consummation of the Company's initial public offering, the Company formed a Compensation Committee, of which Messrs. Roberts and Cash were the initial (and current) members. The Company may appoint one or more of the outside directors to the Compensation Committee.

    During the last fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    TA Associates, InterWest Partners and Summit Partners through one or more of their respective investment funds purchased 45,000 shares of Common Stock, 50,000 shares of Common Stock and 55,000 shares of Common Stock, respectively, in the Company's initial public offering at a price of $8.37 per share (the $9.00 public offering price net of underwriting discounts and commissions). Thomas S. Roberts and Harvey B. Cash, who are directors of the Company, are each general partners of funds affiliated with Summit Partners and InterWest Partners, respectively.

    XTG, Inc., one of the Company's dealers, is wholly owned by Scott D. Miller, the Company's Chairman of the Board. During the fiscal year ended March 31, 1996, XTG, Inc. purchased approximately $62,741 of products from the Company at the same prices charged to other dealers for similar items in similar quantities.

    On March 31, 1995, Mr. Miller executed a promissory note in the original principal amount of $96,321 payable to the Company (the "Miller Note") as consideration for the assignment by the Company to Mr. Miller of a promissory note dated December 29, 1993 (the "XTG Revolving Note") evidencing a revolving line of credit up to a maximum of $750,000 payable by XTG, Inc. to the Company. At the time of transfer on March 31, 1995, the Company had approximately $546,000 due under the XTG Revolving Note, for which a reserve of $450,000 had been established, however, the XTG Revolving Note had a book value at the time of transfer of $96,321 due to the anticipated uncollectibility of the XTG Revolving Note. The XTG Revolving Note bears interest at a rate of 6% per annum, payable monthly, and is due in one lump sum on demand. All principal and accrued but unpaid interest, which accrued at 8% per annum, under the Miller Note were repaid in full by Mr. Miller on March 31, 1996.

    On May 1, 1995, Joe Hardt, President and a director of the Company, exercised an option to acquire 50,000 shares of Common Stock for an aggregate purchase price of $44,750 with $250 paid in cash and $44,500 paid to the Company by delivery of his promissory note in the original principal amount of $44,500 bearing interest at the rate of 7.5% per annum with all principal and interest due on May 1, 1998. As of June 1, 1996, principal in the amount of $20,581, together with interest thereon of $108, remained outstanding.

    On June 15, 1995, Peter D. York, Senior Vice President, Secretary and a director of the Company, executed a promissory note to the Company in the original principal amount of $77,298, bearing interest at 7.5% per annum with all principal and interest due on June 15, 1996. As of June 1, 1996, principal in the amount of $55,092, together with interest thereon of $313, remained outstanding.

    In August 1995, the Company, together with several individual shareholders (including two former employees of the Company), organized PHAST Corporation ("PHAST"). PHAST has its principal place of business in Salt Lake City, Utah and has been organized to design, manufacture, market, and distribute automation control systems and products for the residential market. The Company owns 51% of the outstanding capital stock of PHAST and has a commitment to loan up to $1,115,000 to PHAST for the 12-15 month period beginning August 1, 1995, for the development of home automation hardware and software products, of which $585,000 has been advanced at March 31, 1996.

    On August 15, 1995, Billie I. Williamson, then the Chief Financial Officer of the Company, exercised an option to acquire 100,000 shares of Common Stock by delivery of an aggregate purchase price of $105,000 with (i) $52,750 paid in cash and (ii) $52,250 paid by the delivery of a promissory note to the Company bearing interest at the rate of 7.5% per annum with all principal and interest due on August 15, 1998. As of June 1, 1996, principal in the amount of $2,623, together with interest thereon of $156, remained outstanding.

    In addition, on March 29, 1996, Ms. Williamson exercised an option to acquire 25,000 shares of Common Stock for an aggregate price of $46,875, which amount Ms. Williamson paid by delivering to the Company 5,208 shares of Common Stock having an aggregate fair market value of $46,875.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    F.H. (Dick) Moeller, a director of the Company, is the Chairman of the Board and Chief Executive Officer of VTEL. During the fiscal year ended March 31, 1996, VTEL purchased approximately $548,860 of products from the Company at the same prices charged to other OEM dealers for similar items in similar quantities. See "Compensation Committee Interlocks and Insider Participation" above.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on an investment of $100 on November 16, 1995 (the date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Composite Index"), and (iii) the Total Return Index of the Nasdaq Stock Market -- Electronic Components. The values with each investment as of the date of the Company's initial public offering are based on share price appreciation and the reinvestment of dividends.

    The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                        [PERFORMANCE GRAPH APPEARS HERE]

    The graph above assumes $100 invested on November 16, 1995 (the date of the Company's initial public offering), and was plotted using the following data:

                                             11/16/95   11/30/95   12/29/95    1/31/96    2/29/96    3/29/96
                                             ---------  ---------  ---------  ---------  ---------  ---------
AMX                                          $  100.00  $   94.30  $  100.00  $  102.90  $  102.90  $  101.40
Nasdaq -- US                                 $  100.00  $  101.50  $  100.90  $  101.40  $  105.30  $  105.60
Nasdaq -- Electronic Components              $  100.00  $   99.10  $   89.90  $   89.90  $   93.80  $   89.40

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table summarizes information with respect to the compensation of the Company's Chairman of the Board, who served as the Company's Chief Executive Officer during the fiscal year ended March 31, 1996 prior to relinquishing such duties in September 1995, and the other most highly compensated executive officers of the Company (the "Executive Group") whose total compensation exceeded $100,000 during the fiscal year ended March 31, 1996.

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                       --------------
                                                                                         NUMBER OF
                                                            ANNUAL COMPENSATION          SECURITIES
                                                       ------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY (1)        BONUS          OPTIONS      COMPENSATION (2)
- ------------------------------------------  ---------  --------------  --------------  --------------  ----------------
Scott D. Miller...........................       1996  $   230,932           --              --           $    6,345
  Chairman of the Board                          1995      366,735           --              --               11,725
                                                 1994      322,652           --              --               11,568
Joe Hardt.................................       1996  $   175,365     $    38,667         200,000(3)     $    8,093
  President                                      1995      168,480          50,000          56,836            12,175
                                                 1994      160,430           --              --                7,598
Billie I. Williamson......................       1996  $   149,654     $    38,667         100,000(3)     $    7,835
  Former Chief Financial Officer                 1995      125,000         112,500           --               12,040
                                                 1994       36,085(4)        --              --               --
Peter D. York.............................       1996  $   165,127     $    38,667         100,000(3)     $    7,428
  Senior Vice President                          1995      111,300         384,986(5)       64,864(5)         11,725
                                                 1994       98,191         228,776           --               15,185

- ------------------------
(1) Under the terms of the March 30, 1995 employment agreements, as amended, the annual base salary for Messrs. Miller, Hardt and York through March 30, 1998 will be $230,500, $175,000 and $182,000, respectively, subject to any increases determined by the Compensation Committee. See "-- Employment
    Agreements" below. Under the terms of the March 30, 1995 employment agreement for Ms. Williamson, the annual base salary for Ms. Williamson was $150,000 for the fiscal year ended March 31, 1996. Ms. Williamson's employment agreement was terminated in connection with her resignation as Chief Financial Officer of the Company effective as of May 31, 1996.

(2) Represents the amounts of matching contributions and allocations made by the Company for participating officers under the 401(k) Plan (which was established in January 1995) and the Profit Sharing Plan (which was established in 1989). For fiscal 1996, the Company (a) made matching contributions under the 401(k) Plan of $1,748 for Joe Hardt, $1,490 for Billie Williamson, and $1,083 for Peter York and (b) allocated $6,345 under the Profit Sharing Plan to the accounts of each of Messrs. Miller, Hardt, and York and Ms. Williamson.

(3) Messrs. Hardt and York and Ms. Williamson were granted these options pursuant to their respective employment agreements at an exercise price of $1.88 per share, which was in excess of the fair market value per share. See "-- Employment Agreements" below.

(4) Represents the portion of Ms. Williamson's $125,000 annual salary for the fiscal year ended March 31, 1994 since her employment commenced in December 1993.

(5) Under the terms of an agreement with Mr. York entered into in 1991, Mr. York earned a bonus equal to 10% of the Company's pre-tax income for fiscal year 1995. In addition, Mr. York was entitled to receive a bonus for the Company's fiscal year ended March 31, 1996 equal to 75% of 10% of the Company's pre-tax income for fiscal year 1996. However, by letter agreement dated March 1, 1995, the Company and Mr. York agreed to forego the bonus under the 1991 agreement for fiscal year 1996 in consideration for the grant by the Company to Mr. York of an option to purchase 64,864 shares of Common Stock at an exercise price of $2.07 per share.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information on stock options granted to the Executive Group during the fiscal year ended March 31, 1996.

                                                                                                        POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                             ---------------------------------------------------------    ANNUAL RATES OF
                                               NUMBER OF                                                    STOCK PRICE
                                              SECURITIES    PERCENT OF TOTAL                              APPRECIATION FOR
                                              UNDERLYING     OPTIONS GRANTED    PER SHARE                  OPTION TERM(2)
                                                OPTIONS      TO EMPLOYEES IN    EXERCISE    EXPIRATION  --------------------
NAME                                          GRANTED(1)       FISCAL YEAR        PRICE        DATE        5%         10%
- -------------------------------------------  -------------  -----------------  -----------  ----------  ---------  ---------
Scott D. Miller............................       --               --              --           --         --         --
Joe Hardt..................................     200,000(3)            34%       $    1.88     12/31/04        -0-  $  30,098
Billie I. Williamson.......................     100,000(3)            17             1.88     12/31/04        -0-     15,049
Peter D. York..............................     100,000(3)            17             1.88     12/31/04        -0-     15,049

- ------------------------
(1) 25% of such options granted are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) The dollar amounts under these columns represent the realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% assumed annual rates of compounded stock price appreciation mandated by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on many factors, including the future financial performance of the Company and overall market conditions, and there can be no assurance provided to the Executive Group or any other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% or 10% levels or at any other defined level.

(3) Messrs. Hardt and York and Ms. Williamson were granted certain stock options pursuant to their respective employment agreements to purchase 200,000, 100,000 and 100,000 shares of Common Stock, respectively, at an exercise price of $1.88 per share, which was set at this level by the Board of Directors by reference to existing option prices, among other factors. The exercise price per share was in excess of the fair market value per share at the date of grant, which was $.83 per share based upon an independent appraisal.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following options were exercised during the fiscal year ended March 31, 1996, by the Executive Group:

                                                          NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT MARCH   IN-THE-MONEY OPTIONS AT
                                    SHARES                          31, 1996                MARCH 31, 1996 (2)
                                  ACQUIRED ON    VALUE    ----------------------------  --------------------------
NAME                               EXERCISE    REALIZED   EXERCISABLE(1) UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------  -----------  ---------  -------------  -------------  -----------  -------------
Scott D. Miller.................      --          --           --             --            --            --
Joe Hardt.......................      75,000   $ 221,000     316,016        150,000      $2,460,588   $ 1,050,000
Billie I. Williamson............     100,000     595,000      25,000(3)      75,000(4)     175,000        525,000
Peter D. York...................      --          --          89,864         75,000        616,400        525,000

- ------------------------------
(1) 25% of such options are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) Based on the fair market value of the Common Stock of $8.875 per share as reported on the Nasdaq National Market on March 29, 1996.

(3)  Ms. Williamson exercised these options on May 29, 1996.

(4) These options were cancelled upon Ms. Williamson's resignation from the Company on May 31, 1996.

EMPLOYMENT AGREEMENTS

    On March 30, 1995, the Company entered into employment agreements, which have been subsequently amended, with Scott D. Miller, Joe Hardt and Peter D. York (each an "Employment Agreement" and, collectively, the "Employment Agreements"). Mr. Miller's Employment Agreement currently provides for his employment by the Company as Chairman of the Board at an annual base salary of $230,500; Mr. Hardt's Employment Agreement currently provides for his employment by the Company as President at an annual base salary of $175,000; and Mr. York's Employment Agreement currently provides for his employment by the Company as Senior Vice President at an annual base salary of $182,000. Such amounts are subject to annual increases as the Board of Directors may approve. In addition, the Employment Agreements provide that each executive may participate in any bonus plan as may be approved by the Compensation Committee of the Board of Directors. Each executive is entitled to participate in all other incentive compensation plans established for executive officers of the Company, except that Mr. Miller is not eligible to participate in the Company's stock option plans.

    Each Employment Agreement provides for an initial employment term of three years from the date of the Employment Agreement. In general, the Company may terminate the executive's employment for "cause," death or "disability," or "without cause," and the executive may terminate employment for "good reason." If any executive's employment is terminated by the Company "without cause" or the executive terminates employment for "good reason," the Company is required to pay the executive his or her respective base salary for 12 months if such termination occurs within 12 months after the date of the Employment Agreement; and if such termination occurs after 12 months from the date of the Employment Agreement, the executive's base salary shall continue to be paid for six months following such termination, and the additional benefits shall terminate at the time of such termination; provided, however, that the executive shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for 12 months following the date of such termination. If such termination of Mr. Miller's employment occurs within eighteen months after March 30, 1995, the Company shall transfer a country club membership and airline pass maintained by the Company for his benefit to Mr. Miller for no additional consideration and shall pay forty percent of the then current book value of such assets to Mr. Miller. If such termination occurs more than 18 months after March 30, 1995, such assets shall be transferred to Mr. Miller for no additional consideration. Should Mr. Miller's employment be terminated within 18 months after March 30, 1995 with "cause" or should he voluntarily terminate such employment without "good reason," Mr. Miller is required to purchase such assets at their then current book value.

    On March 30, 1995, the Company also entered into an employment agreement with Billie I. Williamson that contained terms substantially similar to the Employment Agreements of Messrs. Hardt and York. Ms. Williamson's employment agreement provided for her employment by the Company as Chief Financial Officer at an annual base salary of $150,000; however, Ms. Williamson's employment agreement was terminated in connection with her resignation from her position as Chief Financial Officer effective as of May 31, 1996.

INDEBTEDNESS OF MANAGEMENT

    See "Certain Relationships and Related Transactions" above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1996, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION PLANS

    1993 Stock Option Plan. Adopted in April 1993, the AMX Corporation 1993 Stock Option Plan (the "1993 Stock Option Plan") is intended to advance the interests of the Company and its shareholders by encouraging and enabling selected officers, directors and employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. A total of 1,452,544 shares of Common Stock have been authorized for issuance upon the exercise of options granted under the 1993 Stock Option Plan. As of June 1, 1996, options to purchase a total of 252,000 shares of Common Stock had been exercised, options to purchase a total of 829,580 shares at a weighted average exercise price of $2.62 per share were outstanding, and 370,964 shares remained available for future option grants. In establishing option prices, the Board of Directors has given consideration to a number of factors which have included, among other things, the financial condition of the Company, historical earnings, future estimated results of operating, shares outstanding on a fully diluted basis, number of options to be issued, and option prices for currently outstanding options. The Board of Directors has on certain occasions priced options at levels above what the Board of Directors determined to be the fair market value of the Company's Common Stock. In those instances the Board of Directors had considered, among other factors, existing option prices. The Company does not intend to grant any more options under the 1993 Stock Option Plan due to the adoption of the 1995 Stock Option Plan. The 1993 Stock Option Plan has terms substantially similar to the 1995 Stock Option Plan described below.

    As of June 1, 1996, the stock option awards reflected in the following table had been received by the individuals and groups referred to below pursuant to the 1993 Stock Option Plan.

                                                                                     DOLLAR VALUE ($)
                                                                                      AT FAIR MARKET
                        NAME AND POSITION                          STOCK OPTIONS         VALUE(1)
- -----------------------------------------------------------------  -------------  ----------------------
Scott D. Miller..................................................           -0-                  -0-
  Chairman of the Board
Joe Hardt (2)(3).................................................       541,016       $    3,906,344
  President
Peter D. York (3)(4).............................................       164,864            1,203,224
  Senior Vice President
Billie I. Williamson (5).........................................       125,000              773,125
  Former Chief Financial Officer
Current executive officers, as a group (includes three persons)
 (6).............................................................       705,880            5,109,568
Non-Executive Director Group (7).................................           -0-                  -0-
Non-Executive Officer Employee Group (8)(9)......................       250,700            1,026,588

- ------------------------

(1) Calculated on the basis of the closing price of $9.25 per share of the Company's Common Stock on May 31, 1996, less the exercise price payable for shares upon exercise of such options; however, the fair market value for options exercised prior to May 31, 1996 was calculated on the basis of the per share closing price of the Company's Common Stock on the date of exercise, less the exercise price payable for shares upon exercise of such options.

(2) Mr. Hardt received more than 5% of the total options granted under the 1993 Stock Option Plan. Mr. Hardt has exercised 75,000 of these options, all of which had an exercise price of $.895 per share. Of the remaining options granted to Mr. Hardt, Mr. Hardt holds 209,180 options that have an exercise price of $.895 per share and expire on December 31, 2002, all of which are presently exercisable; 56,836 options that have an exercise price of $1.11 per share and expire on December 31, 2004, all of which are presently exercisable; and 200,000 options that have an exercise price of $1.88 per share and expire on December 31, 2004, of which 50,000 options are presently exercisable.

(3) Messrs. Hardt and York are director nominees.

(4) Mr. York received more than 5% of the total options granted under the 1993 Stock Option Plan. Mr. York holds 64,864 options that have an exercise price of $2.07 per share and expire on December 31, 2004, all of which are presently exercisable; and 100,000 options that have an exercise price of $1.88 per share and expire on December 31, 2004, of which 25,000 options are presently exercisable.

(5) Ms. Williamson received more than 5% of the total options granted under the 1993 Stock Option Plan. Ms. Williamson has exercised the 125,000 options listed in the table, of which 100,000 options had an exercise price of $1.05 per share and 25,000 options had an exercise price of $1.88 per share. The number of options listed in the table does not include an additional 75,000 unvested options granted to Ms. Williamson, which were cancelled upon her resignation from the Company effective May 31, 1996.

(6) Does not include options granted to Billie I. Williamson, the Company's former Chief Financial Officer.

(7) This information is provided for all current directors who are not executive officers as a group.

(8) This information is provided for all employees, including all current officers who are not executive officers, as a group.

(9) Of the 250,700 options granted to the Non-Executive Officer Employee Group, 52,000 options have been exercised and 198,700 options remain outstanding at a weighted average exercise price of $6.17 per share, of which 31,000 options are presently exercisable. The outstanding options have expiration dates ranging from December 31, 2002 to July 31, 2005. The number of options listed in the table does not include 21,300 options granted to various employees that were cancelled upon such employees' respective termination of employment with the Company.

    1995 STOCK OPTION PLAN. Adopted in September 1995 by the Board of Directors and approved by the shareholders in September 1995, the AMX Corporation 1995 Stock Option Plan (the "1995 Stock Option Plan") is intended to provide a means by which selected employees and consultants of the Company and any affiliates thereof may be given an opportunity to purchase stock of the Company. The Company estimates that the number of persons currently eligible to participate under the 1995 Stock Option Plan is approximately 185. The Company by means of the 1995 Stock Option Plan seeks to retain the services of persons who are now employees of or consultants to the Company and its affiliates, to secure and obtain the services of new employees and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

    Options granted under the 1995 Stock Option Plan may be either options which qualify or options which do not qualify for treatment as "incentive stock options" (the "Incentive Stock Options") under Section 422 of the Internal
Revenue Code of 1986, as amended, and applicable regulations and rulings promulgated thereunder (collectively, the "Code"). Incentive Stock Options may be granted under the 1995 Stock Option Plan to any person who is an officer or other employee (including officers and employees who are also directors) of the Company or any of its subsidiaries. The exercise price of Incentive Stock Options must be not less than the fair market value of a share of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning more than 10% of the Company's Common Stock). 1,000,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted under the 1995 Stock Option Plan.

    The 1995 Stock Option Plan is administered by the Company's Board of Directors or a committee of the Board of Directors (the "Administrators"). The members of the Compensation Committee of the Board of Directors, who are disinterested persons as such term is used in Rule 16b-3 promulgated under the Exchange Act will administer the 1995 Stock Option Plan. The Administrators have full and final authority in their discretion, subject to the 1995 Stock Option Plan's provisions, (a) to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock covered by each option, (b) to construe and interpret the 1995 Stock Option Plan, and (c) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the 1995 Stock Option Plan. The 1995 Stock Option Plan and any option granted thereunder may be amended or discontinued by the Administrators at any time without the approval of the shareholders of the Company, subject to certain exceptions.

    Generally, the options granted under the 1995 Stock Option Plan are exercisable at any time, and from time to time, throughout a period commencing on or after the date of grant in cumulative installments of 25% per each year, or as otherwise specified by the Administrators, and ending upon the earliest of the expiration, cancellation, surrender or termination of the option as provided in the 1995 Stock Option Plan. The term of an option may not exceed ten years. However, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the assets of the Company, or (iii) upon certain mergers where the shareholders of the Company receive cash or securities of another issuer, upon determination by the Administrators, the options may be exercised in whole or in part without regard to the installment provisions set forth above. In the event of a sale or merger noted in (ii) and (iii), each outstanding option will be assumed or an equivalent option will be substituted by the successor entity absent the Administrators' determination to accelerate vesting. The Company currently contemplates that options granted under the 1995 Stock Option Plan will also become vested upon a change of control of a majority of the Company's then outstanding Common Stock.

    The benefits that will be paid under the 1995 Stock Option Plan presently are not determinable. Since it is the Company's policy to grant options to selected employees and consultants from time to time as determined by the Compensation Committee in its discretion, it is not possible at this time to indicate the number, names or positions of employees or consultants who will receive options or the number of shares for which options will be granted to any employee or consultant under the 1995 Stock Option Plan.

    As of July 2, 1996, the stock option awards reflected in the following table had been received by the individuals and groups referred to below pursuant to the 1995 Stock Option Plan.

                                                                                               DOLLAR VALUE ($)
                                                                                                AT FAIR MARKET
                             NAME AND POSITION                               STOCK OPTIONS         VALUE(1)
- ---------------------------------------------------------------------------  -------------  ----------------------
David E. Chisum (2)........................................................       25,000                 -0-
  Chief Financial Officer and Treasurer
Current executive officers, as a group.....................................       25,000                 -0-
Non-Executive Officer Employee Group (3)...................................       27,400                 -0-

- ------------------------

(1) Calculated on the basis of the closing price of $5.75 per share of the Company's Common Stock on July 2, 1996, less the exercise price payable for shares upon exercise of such options.

(2) The 25,000 options granted to David E. Chisum have an exercise price of $5.75 per share and expire on July 2, 2006. As of the date of this Proxy Statement, none of the other current executive officers have been granted options under the 1995 Stock Option Plan and, accordingly, Mr. Chisum has received more than 5% of the total options granted under the 1995 Stock Option Plan.

(3) The 27,400 options granted to the Non-Executive Officer Employee Group consist of 25,900 options granted to employees of the Company, which have an exercise price of $7.75 per share and expire on April 30, 2006, and 1,500 options granted to employees of AudioEase, Inc., one of the Company's subsidiaries, which have an exercise price of $9.00 per share and expire on May 16, 2006.

    1995 DIRECTOR STOCK OPTION PLAN. The Company's 1995 Director Stock Option Plan (the "1995 Nonemployee Director Plan") was adopted in September 1995 by the Board of Directors and approved by the shareholders in September 1995 to encourage ownership of the Company by eligible nonemployee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. The number of persons currently eligible to participate under the 1995 Director Stock Option Plan is four. All options granted under the 1995 Nonemployee Director Plan are non-qualified and are not eligible for treatment as an Incentive Stock Option under Section 422 of the Code. A total of 250,000 shares of Common Stock have been reserved for issuance under the 1995 Nonemployee Director Plan.

    Under the 1995 Nonemployee Director Plan, directors Thomas S. Roberts, Harvey B. Cash, S. Wayne Bazzle and F.H. (Dick) Moeller were each automatically granted upon election to the Board an option to purchase 5,000 shares of Common Stock exercisable at the fair market value of such shares at the date of grant. An option to purchase 5,000 shares of Common Stock will be granted to each new eligible nonemployee director at the time such person is first elected or appointed to the Board exercisable at the fair market value of such shares at the date of grant. In addition, immediately following the Company's Annual Meeting of Shareholders each year commencing with the Company's Annual Meeting on August 16, 1996, each eligible nonemployee director will automatically be granted an option to purchase 2,500 shares of Common Stock exercisable at the fair market value of such shares at the date of grant.

    Each option shall become exercisable on the date of grant and expires ten years therefrom. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. If an optionee terminates service as a director for any reason including disability or death, the option will automatically expire 12 months after the date of termination not to exceed the ten year term. Options are not assignable and may not be transferred other than by will or the laws of descent and distribution. Upon a dissolution or liquidation of the Company, each outstanding option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company or upon certain mergers where the shareholders of the Company receive cash or securities of another issuer the options shall be assumed by the successor entity or substituted for with an equivalent option.

    The 1995 Nonemployee Director Plan continues in effect until terminated by the Board of Directors or by shareholders, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may suspend or discontinue the 1995 Nonemployee Director Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall materially increase the benefits accruing to participants under the 1995 Nonemployee Director Plan or extend the term of the 1995 Nonemployee Director Plan. The 1995 Nonemployee Director Plan may not be amended more than once in any six-month period, subject to certain exceptions.

    As of June 1, 1996, the stock option awards reflected in the following table had been received by the individuals referred to below pursuant to the 1995 Nonemployee Director Plan.

                                                                             DOLLAR VALUE ($)
                                                                              AT FAIR MARKET
                   NAME AND POSITION                      STOCK OPTIONS          VALUE(1)
- -------------------------------------------------------  ---------------  ----------------------
Thomas S. Roberts(2)...................................         5,000           $    2,500
  Director
Harvey B. Cash(2)......................................         5,000                2,500
  Director
S. Wayne Bazzle(3).....................................         5,000                5,000
  Director
F.H. (Dick) Moeller(3).................................         5,000                5,000
  Director

- ------------------------
(1) Calculated on the basis of the closing price of $9.25 per share of the Company's Common Stock on May 31, 1996, less the exercise price payable for shares upon exercise of such options.

(2) All of these options are exercisable and have an exercise price of $8.75 per share.

(3) All of these options are exercisable and have an exercise price of $8.25 per share.

    1996 EMPLOYEE STOCK PURCHASE PLAN. The Company's 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors in September 1995 and approved by the shareholders of the Company in September 1995. The purpose of the 1996 Purchase Plan is to provide eligible employees of the Company and designated subsidiaries an opportunity to purchase Common Stock through accumulated payroll deductions. The Company estimates that the number of persons currently eligible to participate under the 1996 Purchase Plan is approximately 185. A total of 250,000 shares of Common Stock has been reserved for issuance under the 1996 Purchase Plan.

    The 1996 Purchase Plan, which is intended to qualify under Section 423 of the Code, has two six-month offering periods each year beginning on the first trading day on or after January 1 and July 1, respectively. The first offering period commenced on the first trading day in 1996 and ended on the last trading day of the period ended June 30, 1996.

    The 1996 Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions of up to 10% of an employee's base compensation, subject to the further limitation that an employee may not purchase more than 1,000 shares of Common Stock under the 1996 Purchase Plan during each six-month offering period. The price of Common Stock purchased under the 1996 Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each offering period such percentage of the fair market value used to determine the purchase price may be increased by the Board of Directors or a committee thereof administering the 1996 Purchase Plan (the "Plan Administrators").

    Rights granted under the 1996 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1996 Purchase Plan. In the event of a merger or consolidation of the Company with or into another entity or a sale of substantially all of the Company's assets, each right to purchase stock under the 1996 Purchase Plan will be assumed or an equivalent right substituted by the successor entity, unless the Plan Administrators shorten the offering period so that employees' rights to purchase stock under the 1996 Purchase Plan are exercised prior to the merger or consolidation or sale of assets. Upon a dissolution or liquidation of the Company, the relevant offering period will terminate immediately prior to such event unless otherwise provided by the Plan Administrators. The 1996 Purchase Plan will terminate September 1, 2005 unless earlier terminated as provided in the 1996 Purchase Plan. The Plan Administrators have the authority to amend or terminate the 1996 Purchase Plan, subject to the requirements of Rule 16b-3 promulgated under the Exchange Act, except that no such action may adversely affect any outstanding rights to purchase stock under the 1996 Purchase Plan.

    As of June 1, 1996, the benefits that will be paid under the 1996 Purchase Plan were not determinable and no options had been granted under the 1996 Purchase Plan. Since it is the Company's policy to provide eligible employees of the Company the opportunity to purchase shares of Common Stock through payroll deductions, it was not possible, as of June 1, 1996, to indicate the number, names or positions of employees who will exercise any such option or the number of shares for which options will be granted to any employee under the 1996 Purchase Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1993 STOCK OPTION PLAN, THE 1995 STOCK OPTION PLAN, THE 1995 NONEMPLOYEE DIRECTOR PLAN AND THE 1996 PURCHASE PLAN IS ONLY A SUMMARY OF THE GENERAL RULES APPLICABLE TO THE GRANT AND EXERCISE OF STOCK OPTIONS AND DOES NOT PURPORT TO GIVE SPECIFIC DETAILS ON EVERY VARIABLE AND DOES NOT COVER, AMONG OTHER THINGS, STATE, LOCAL AND FOREIGN TAX TREATMENT OF PARTICIPATION IN SUCH PLANS. THE INFORMATION IS BASED ON PRESENT LAW AND REGULATIONS, WHICH ARE SUBJECT TO BEING CHANGED PROSPECTIVELY OR RETROACTIVELY. BECAUSE THE FEDERAL INCOME TAX RULES GOVERNING OPTIONS AND RELATED PAYMENTS ARE COMPLEX AND SUBJECT TO FREQUENT CHANGE, OPTIONEES ARE ADVISED TO CONSULT THEIR TAX ADVISORS PRIOR TO THE EXERCISE OF OPTIONS OR DISPOSITIONS OF STOCK ACQUIRED PURSUANT TO OPTION EXERCISE.

    INCENTIVE STOCK OPTIONS. The optionee will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Incentive Stock Option. If the shares of Common Stock of the Company acquired upon the exercise of an Incentive Stock Option are not subject to a substantial risk of forfeiture, the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a optionee's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee.

    If an optionee holds the shares acquired upon the exercise of an Incentive Stock Option for at least two years from the date of grant and one year after the issuance of the shares to the optionee, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the amount realized on the disposition and the optionee's basis in the shares (which generally equals the exercise price).

    If the shares of Common Stock of the Company acquired upon the exercise of an Incentive Stock Option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the option and one year after the exercise of the option, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of (A) the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over
(B) the optionee's basis in the shares (usually the exercise price paid for such shares); and (ii) the optionee's employer will qualify for a deduction equal to any such compensation income recognized, subject to the limitation that the compensation be reasonable. In addition, upon such disqualifying disposition, the optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the optionee's employer will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of an Incentive Stock Option, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment for alternative minimum tax purposes since the amount treated as an item of adjustment is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

    NONQUALIFIED OPTIONS. With respect to options that are not Incentive Stock Options ("Nonqualified Options") granted under the 1995 Stock Option Plan and the 1993 Stock Option Plan, (i) upon grant of the option, the optionee will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock of the Company are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the optionee's employer will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and
(iii) the optionee's employer will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee. On a disposition of the shares, the optionee will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the optionee held the shares.

    If the shares acquired upon exercise of a Nonqualified Option are subject to a substantial risk of forfeiture, the optionee will recognize income at the time when the substantial risk of forfeiture is removed and the optionee's employer will qualify for a corresponding deduction at such time.

    1995 NONEMPLOYEE DIRECTOR PLAN. The grant of a Nonqualified Option under the 1995 Nonemployee Director Plan is generally not a taxable event for the optionee and is not a taxable event for the Company. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired upon exercise (determined as of the date of exercise) over the exercise price, and the Company will be entitled to a deduction equal to such amount.

    If the optionee is subject to Section 16 of the Exchange Act, special rules will apply if the option is exercised during the period of time within six months of the date it is issued. In such case, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction until the expiration of the period following exercise during which the sale of shares received could subject the optionee to liability under Section 16 of the Exchange Act. Upon such expiration, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of such period) over the exercise price. Such an optionee may elect under Section 83(b) of the Code to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

    1996 PURCHASE PLAN. The optionee will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an option to purchase Common Stock under the 1996 Purchase Plan (each, a "Purchase Option").

    If an optionee holds the shares of Common Stock acquired upon the exercise of a Purchase Option for at least two years from the date of grant of the option and one year after the issuance of the shares to the optionee, the optionee must include as compensation in his or her gross income for the taxable year of the disposition an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the exercise price paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the amount that would have been the exercise price on the date the option was granted. This amount of compensation income will be added to the optionee's adjusted basis in the shares and any gain recognized upon the disposition will be long-term capital gain. The optionee's employer will not be entitled to a deduction for this amount of compensation income. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no compensation income and any loss recognized will be long-term capital loss.

    If the shares of Common Stock of the Company acquired upon the exercise of a Purchase Option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the option and one year after the exercise of the option, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of (A) the fair market value of the shares on the date of exercise, over (B) the optionee's basis in the shares (usually the exercise price paid for such shares); and (ii) the optionee's employer will qualify for a deduction equal to any such compensation income recognized, subject to the limitation that the compensation be reasonable. In such instances, the amount of the ordinary income will be added to the optionee's basis in the shares, and any additional gain or any loss recognized on the disposition will be capital gain or loss, if the shares are capital assets. The gain or loss will be long-term if the stock had been held for more than one year. The optionee's employer will not qualify for a deduction with respect to any such additional gain.

    If the optionee still owns  the shares at the time  of death, the lesser  of
(i) the excess of the fair market value of the shares at the time of death over the exercise price paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the amount that would have been the exercise price on the date the option was granted will constitute compensation income in the taxable year closing with his death.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

    The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 1997. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended March 31, 1993.

    The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

    Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

    The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, TO EACH SHAREHOLDER UPON WRITTEN REQUEST TO DAVID E. CHISUM, AMX CORPORATION, 11995 FORESTGATE DRIVE, DALLAS, TEXAS 75243.

                                          By Order Of The Board of Directors

                                          [SIGNATURE OF PETER D. YORK
                                          APPEARS HERE]
                                          PETER D. YORK
                                          SECRETARY

                                AMX CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             1996 ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 16, 1996

    The undersigned shareholder(s) of AMX Corporation, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Scott D. Miller and Joe Hardt, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMX Corporation to be held August 16, 1996, at 10:00 a.m. at the Sheraton Park Central Hotel, LBJ Freeway and Coit Road, 12720 Merit Drive, Dallas, Texas 75251, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side.

                           (Continued on other side)

                         (Continued from reverse side)

1.         ELECTION OF          / / FOR all nominees listed       / / WITHHOLD AUTHORITY
           DIRECTORS:           below (except as indicated).      to vote for all nominees listed below.

(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                     LINE THROUGH THE NOMINEE'S NAME BELOW)
Scott D. Miller, Joe Hardt, Peter D. York, Thomas S. Roberts, Harvey B. Cash, S.
                     Wayne Bazzle and F.H. (Dick) Moeller.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                   / / FOR      / / AGAINST      / / ABSTAIN

3.  IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK THIS BOX: / /

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS BALLOT  WILL BE  VOTED AS  DIRECTED  OR, IF  NO CONTRARY  DIRECTION  IS
INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                             Signature  (To be  signed if shares
                                             are  held  by   joint  tenants   as
                                             community property.)

                                             -----------------------------------
                                                    Title, if applicable

                                             Dated:                       , 1996

                                             -----------------------------------

                                             This  proxy  should  be  dated  and
                                             signed   by   the    Shareholder(s)
                                             exactly  as his or her name appears
                                             thereon and  returned  promptly  in
                                             the   enclosed   envelope.  Persons
                                             signing  in  a  fiduciary  capacity
                                             should  so indicate.  If shares are
                                             held by joint tenants as  community
                                             property, both should sign.